SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


               Current Report Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                 Date of earliest event reported: March 11, 1999


                           I-Tech Holdings Group, Inc.




        Colorado                     0-23687                   84-1379282
(State of Incorporation)    (Commission File Number)    (IRS Identification No.)



     1000-789 W. Pender Street, Vancouver, British Columbia, Canada V6C 1H2
               (Address of principal executive offices)(Zip Code)


                                 (604) 331-0995
              (Registrant's telephone number, including area code)


                    1622 York Street, Denver, Colorado 80206
             (Former name or address, if changed since last report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

     Pursuant to a Share Exchange and Share Purchase Agreement dated March 11, 1999 (the "SEA") by and among I-Tech Holdings Group, Inc. (the "Corporation" or "Registrant"), 579818 B.C. Ltd., a British Columbia, Canada corporation wholly-owned by the Corporation (the "Subsidiary"), Stock Research Group Inc., a British Columbia, Canada corporation ("Stock Group") and all of the shareholders of Stock Group, being nine persons (collectively, the "Stock Group Shareholders"), the Corporation acquired (the "Acquisition") all of the issued and outstanding common shares of Stock Group from the Stock Group Shareholders in consideration of the issuance by (i) the Subsidiary to the Stock Group Shareholders, on a pro-rata basis, of 3,900,000 Class A Exchangeable Shares (the "Exchangeable Shares") and (ii) by the Corporation issuing to Stocktrans, Inc. as trustee for the Stock Group Shareholders (the "Trustee") 3,900,000 shares of common stock (the "Corporation's Shares") to be held under the terms of an Exchange and Voting Agreement dated March 11, 1999 (the "Trust Agreement") by and among the Corporation, the Trustee, the Subsidiary and the Stock Group Shareholders. The relevant terms and conditions of the SEA and the Trust Agreement are set forth in "Item 2. Acquisition and Disposition of Assets." See also "Item 7. Financial Statements and Exhibits."

     As a result of these transactions, each of the Stock Group Shareholders has the right to vote, (or to direct the Trustee to vote on behalf of such Stock Group Shareholder) a number of the Corporation's Shares equal to the number of Exchangeable Shares held of record by such Stock Group Shareholder. In the aggregate, the Corporation's Shares issued to the Trustee represent approximately 55.5% of the Corporation's issued and outstanding shares of common stock. Hence, the Stock Group Stockholders have effective control of the Corporation. In addition, three (3) Stock Group Shareholders have the right to vote or direct the vote of more than 5% of the Corporation's issued and outstanding common stock as follows:

     Mr. Marcus New (the Corporation's Chairman of the Board and Chief Executive Officer) and his wife, Yvonne New, directly and indirectly through 518464 B.C. Ltd. (a company owned by Mr. New as to 50% and his wife Yvonne New as to 50%) own a total of 2,745,000 Exchangeable shares and accordingly have the right to direct the vote of 2,745,000 of the Corporation's Shares which represent approximately 39% of the Corporation's issued and outstanding common stock.


     Mr. Craig Faulkner (the Corporation's Chief Technology Officer and a director) directly and indirectly through 569358 B.C. Ltd. owns a total of 915,000 Exchangeable Shares and accordingly has the right to direct the vote of 915,000 of the Corporation's Shares which represent approximately 13% of the Corporation's issued and outstanding common stock.



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     Accordingly, Mr. New and his wife, Yvonne New, along with Mr. Faulkner, may direct the vote of 3,660,000 of the Corporation's Shares or approximately 52% of the Corporation's issued and outstanding common stock and have effective control of the Corporation.


     Mr. New, Mr. Faulkner and Mr. John Dawe have been granted options to purchase 325,000, 195,000 and 15,000 shares, respectively, of the Corporation's common stock at $2.50US per share. Mr. Les Landes has been granted options to purchase 745,800 shares of the Corporation's common stock at a price of $0.01US per share as to 105,000 shares and $0.94US per share as to the balance. The options have a 5 year term. These options were granted by the Company as of March 11, 1999 in replacement of options (in equal number and on the same terms and conditions as options granted by the Corporation's wholly-owned subsidiary as at August 1998 as to Mr. Landes and as at January 1, 1999 for all other grantees (the "date of grant")). Twenty (20%) percent of the options granted by the Corporation will commence to vest (and thereafter be exercisable) on each anniversary of the date of grant. However, as to Mr. Landes, the options may be exercised, to the extent vested, only after 2 years from the date of grant. In addition, as to Mr. Landes an aggregate of 106,800 options to purchase shares of the Corporation's common stock at a price of $0.94US will vest and be exercisable only if the Corporation attains certain performance levels in each of the fiscal years ending December 31, 2000 and 2001. To date none of the options have vested.


     Each of Mr. New and Mr. Faulkner have been appointed to the Corporation's Board of Directors. Mr. Gerald H. Trumbule, Phd. and Mr. Clark Burch continue to serve as directors. In addition, Mr. New has been elected to serve as the Corporation's Chairman of the Board, President and Chief Executive Officer; Mr. Faulkner has been elected to serve as the Corporation's Chief Technology
Officer;  Mr.  John Dawe has been  elected  to serve as the  Corporation's  Vice
President of Finance, Secretary and Treasurer and Mr. Les Landes has been elected to serve as the Corporation's Chief Operating Officer. Accordingly, the Corporation's current directors and officers are set forth in the following table:

           NAME                               POSITION

     Marcus New                    Chairman of the Board and Chief Executive
                                   Officer

     Craig Faulkner                Director, and Chief Technology Officer

     Gerald H. Trumbule, Ph.D.     Director

     Clark Burch                   Director

     Les Landes                    Chief Operating Officer

     John Dawe                     Vice President of Finance, Secretary and
                                   Treasurer



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Item 2. Acquisition or Disposition of Assets.

     The  Corporation  acquired  on March 11,  1999,  through  its  wholly-owned
Canadian subsidiary, all of the issued and outstanding capital stock of Stock Group. In consideration therefor, (1) the Subsidiary issued to the Stock Group Stockholders 3,900,000 Exchangeable Shares and (2) the Corporation issued to the Trustee 3,900,000 Corporation Shares to be held in trust for the benefit of the Subsidiary and the Stock Group Stockholders in accordance with the terms of the Trust Agreement. Neither the Exchangeable Shares nor the Corporation Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"). They are deemed "restricted" securities under the Securities Act and may not be sold or transferred other than pursuant to an effective registration statement under the Securities Act or any exemption from the registration requirements of the Securities Act.

                Attributes of the Exchangeable Non-Voting Shares

     The SEA was structured so as to provide the Stock Group Stockholders with a capital tax deferral under applicable Canadian tax law, rules and regulations.

     Holders of Exchangeable Shares will not be entitled to receive notice of, or to attend any meetings of the stockholders of the Subsidiary, or to vote at any such meetings.

     In the event of the liquidation, dissolution or winding up of the Subsidiary, the holders of the Exchangeable Shares shall be entitled to participate equally with all of the holders of all classes of the shares of the Subsidiary entitled in the distribution of the property or assets of the Subsidiary. The Exchangeable Shares are subject to adjustment or modification in the event of a stock split or other changes to the capital structure of the Corporation, so as to maintain the initial one-to-one ratio between the Exchangeable Shares and the Corporation Shares.

     Holders of Exchangeable Shares will be entitled to receive notice of, and attend any meetings of the stockholders of the Corporation, and to vote at any such meeting. The Stock Group Stockholders may convert or exchange their Exchangeable Shares to an equal number of Corporation Shares by giving notice of the same to the Corporation, and the Corporation may in certain circumstances convert Exchangeable Shares to Corporation Shares. By having the Exchangeable Shares exchangeable to the issued Corporation Shares at some time in the future, the Stock Group Stockholders gain the advantage of being able to vote (directly or through the Trustee) an equivalent number of Corporation Shares, and are able to defer certain taxes otherwise payable upon the disposition of their shares in the capital of Stock Group.

     The Trust Agreement sets forth the rights and restrictions applicable to the Exchangeable Shares and the Corporation Shares. The Corporation Shares are held by the



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


Trustee pending conversion of the Exchangeable Shares to Corporation Shares, whereupon Corporation Shares will be released by the Trustee to a Stock Group Shareholder and the Exchangeable Shares will be delivered to the Corporation. Stock Group Shareholders have the right to vote their interests in the Corporation through the Trustee as holder of the Corporation Shares. The
Corporation Shares, while held by the Trustee, will not be entitled to participate in dividends declared by the Corporation; however the Corporation has agreed that should it declare a dividend on its common shares it will ensure the Subsidiary has the means to pay a like dividend on its Exchangeable Shares.

     The foregoing summary is not a complete description of the terms of the reported transactions; reference is made to the Exhibits attached hereto as Exhibits 2.1 and 2.2, each of which is incorporated herein by reference. This summary is qualified, in its entirety, by such reference.

                             Business of Stock Group

     Stock Group is an Internet based provider of comprehensive business and financial information to the small and micro cap markets. Since 1995 Stock Group has focused on small cap companies and currently hosts, creates and disseminates information to more than 150,000 Internet visitors monthly, which information includes detailed profiles of companies, industry news, stock quotes, charts, daily market reports, news releases and other investment tools. In addition Stock Group, through its own proprietary on-line industry focused community of Internet sites believes that it has become a primary provider of timely, accurate investment information in selected industries to small cap investors.

     With over 150,000 investor viewers and over 70 million hits per month, Stock Group is among the top 1% of internet sites for traffic. With over 200 clients, Stock Group believes that it hosts the largest small cap company community site in North America.

     Stock Group currently generates its income from three sources; Internet services, marketing services and corporate advertising. in addition to web site creation and monthly maintenance for its corporate clients, Stock Group offers other web services including private label quotes and charts which allows viewers to see stock information without leaving the public company's investment site. To assist small cap companies to gain greater exposure Stock Group markets the following services; placement of clients' sites on Stock Group's proprietary financial communities, and access to Stock Group's proprietary E-mail listing of over 21,000 persons. In addition Stock Group provides advertising management and design services. Stock Group has recently started generating revenue by offering advertising space on its sites.

Item 4. Change in Registrant's Certifying Accountant

     On March 16, 1999, the Board of Directors of the Registrant approved the retention of


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the firm of Dale Matheson  Carr-Hilton  as principal  independent  accountant to perform the examination of its financial statements as of December 31, 1999, and for the year then ended, effective with the resignation of Kish o Leake & Associates, P.C., the former independent accountant, which occurred on March 16, 1999. Kish o Leake & Associates, P.C. had been principal independent accountant, having performed audit services for the two most recent fiscal years ended December 31, 1998 and 1997, and had expressed unqualified opinions on such financial statements. In connection with those audits and through March 16, 1999, there were no disagreements between the Registrant and Kish o Leake & Associates, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Kish o Leake & Associates, P.C., would have caused them to make reference in their reports to the subject matter of the disagreements.

     The Registrant requested Kish o Leake & Associates, P.C. to furnish it with a letter addressed to the Commission stating whether such firm agrees with the statements made above and, if not, stating the respects in which they do not agree. Such letter is attached as an exhibit hereto.

Item 5. Other Events.

     Although the Company will still maintain an office at 1622 York Street, Denver, Colorado 80206 (303) 691-6163, effective March 11, 1999, the Corporation moved its principal executive office to 1000-789 W. Pender Street, Vancouver, British Columbia, Canada V6C 1H2. Its telephone number there is (604) 331-0995.

Item 7. Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

     The audited financial statements of Stock Group for the periods ending December 31, 1998, 1997 and 1996 will be filed shortly by amendment to this Form 8-K.

(b)  Pro forma Financial Statements

     The Pro forma financial statements for the period ending December 31, 12998 will be filed shortly by amendment to this Form 8-K.

(c)  Exhibits


     2.1 Share Exchange and Share Purchase Agreement dated March 11, 1999 among I-Tech Holdings Group, Inc. 579818 B.C. Ltd; Stock Research Group, Inc. and the individual signatories thereto.*


     2.2 Exchange and Voting Agreement dated March 11, 1999 among I-Tech



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Holding Group,  Inc. 579818 B.C. Ltd., Stock Research Group,  Inc.,  Stocktrans,
Inc. and the individual signatories thereto.*

     16.0  Letter  dated  March  16,  1999,   regarding   change  in  Certifying
Accountant.*


*    Previously filed.


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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorised.

                                        I-Tech Holdings Group, Inc.
                                        ----------------------------------------
                                                    (Registrant)



Dated: March 23, 1999                   By: "/S/ MARCUS NEW"
                                            ------------------------------------
                                            Marcus New, Chief Executive Officer





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